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           CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.



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                                                               Exhibit 24(b)

           CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.
      INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM

UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation, dated May 27, 1999 in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas-Energy for the Nineties-Public #8, Ltd, and to all references to UEDC as having prepared such report and as an expert concerning such report.

UEDC, INC.

/s/ Isaias Ortiz                   5/27/1999
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Isaias Ortiz                       May 27, 1999
President                          Pittsburgh, PA